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                                                                    EXHIBIT 23.1

                          CONSENT OF GRANT THORNTON LLP


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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated September 11, 1997 accompanying the consolidated financial statements and schedule of ABR Information Services, Inc. that are included in or incorporated by reference in the Company's Form 10-K for the year ended July 31, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statements of ABR Information Services, Inc. on Forms S-8 (File No. 33-86520 and 333-17195, effective November 18, 1994 and December 3, 1996, respectively).



                                    /S/ GRANT THORNTON LLP
                                    GRANT THORNTON LLP

Tampa, Florida
October 14, 1997